UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2024

Revance Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203

(Address of principal executive offices and zip code)

(615) 724-7755

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVNC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 11, 2024, Crown Laboratories, Inc., a Delaware corporation (“Parent”), Reba Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”), and Revance Therapeutics, Inc., a Delaware corporation (“Revance” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent will cause Merger Sub to commence a tender offer (as it may be amended from time to time as permitted by the Merger Agreement, the “Offer”) as promptly as practicable, but in no event later than fifteen business days after the date of the Merger Agreement, to purchase all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock,” each a “Share” and collectively, the “Shares”) at a price of $6.66 per Share (such amount per Share, the “Offer Price”), in cash, without interest. As soon as practicable following the consummation of the Offer, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Offer to commence no later than August 30, 2024 and to expire at 11:59 p.m. ET on the date that is 20 business days following the commencement of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The Company expects the Merger to close in the fourth calendar quarter of 2024.

Following the acceptance for payment of Shares in the Offer at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and without any stockholder vote, with the Company continuing as the surviving corporation of the Merger. At the Effective Time, and as a result of the Merger:

•

each Share outstanding immediately prior to the Effective Time (other than Shares held by Parent, Merger Sub or their affiliates (as defined in Section 251(h) of the DGCL) and Dissenting Shares, as defined below) will be converted into the right to receive the Offer Price in cash without interest, less any required withholding (the “Merger Consideration”);

•

each Share held by the Company as treasury stock or by Parent, Merger Sub or their affiliates (as defined in Section 251(h) of the DGCL) immediately prior to the Effective Time will be canceled, and no payment shall be made with respect thereto;

•

each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the surviving corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the surviving corporation as of immediately following the Effective Time;

•

Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to and has properly demanded appraisal for such Shares in accordance with the DGCL (“Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, but will be entitled only to such rights as are granted by Section 262 of the DGCL, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL;

•

each vested restricted stock unit award of the Company (“Vested Company RSU”) and vested restricted stock of the Company (“Vested Company RSA”) that is subject to service-based vesting conditions and outstanding as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Merger, and each award of restricted stock of the Company (whether vested or unvested) held by a non-employee member of the Company Board (as defined in the Merger Agreement) (“Director RSA”) will be canceled and converted into the right to receive a lump sum payment, without interest thereon and subject to applicable withholding taxes, equal to, (a) with respect to each Vested Company RSU, the product of the Per Share Price (as defined in the Merger Agreement) and the total number of Shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time and (b) with respect to each Vested Company RSA and Director RSA, the Per Share Price;

•

each restricted stock unit award of the Company that is not a Vested Company RSU (“Unvested Company RSU”) and restricted stock of the Company that is not a Vested Company RSA or Director RSA (“Unvested Company RSA”) that is subject to service-based vesting conditions and outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to (a) with respect to each Unvested Company RSU, the product of the Per Share Price and the total number of Shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (“Cash Replacement Company RSU Amount”) and (b) with respect to each Unvested Company RSA, the Per Share Price (the “Cash Replacement Company RSA Amount”);

•

each vested option to purchase shares of Company Common Stock (“Vested Company Option”) and each vested and unvested option to purchase shares of Company Common Stock granted to non-employee members of the Company Board (“Director Option”), in each case, granted under any Company Equity Plan, will be canceled and converted into the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the excess, if any, of the Per Share Price over the applicable exercise price per share of Company Common Stock subject to such Vested Company Option and Director Option, as applicable, and (b) the number of Shares of Company Common Stock subject to such Vested Company Option and Director Option, as applicable;

•

each unvested option to purchase shares of Company Common Stock that is not a Vested Company Option or Director Option (“Unvested Company Option”) will be canceled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the excess, if any, of the Per Share Price over the applicable exercise price per share of Company Common Stock subject to such Unvested Company Option and (b) the number of Shares of Company Common Stock subject to such Unvested Company Option (“Cash Replacement Option Amount” and, together with the Cash Replacement Company RSU Amount, and Cash Replacement Company RSA Amount, the “Cash Replacement Amount”). Each Vested Company Option and Unvested Company Option that has a per share exercise price that is equal to or greater than the Per Share Price will be canceled as of the Effective Time without any cash payment or other consideration being paid in respect thereof; and

•

each Company equity award that vests based on the achievement of performance-based conditions (“Company Performance Awards”) will vest in accordance with its terms, resulting in the forfeiture of all Company Performance Awards other than the performance stock unit awards granted in 2023.

Each Cash Replacement Amount will, subject to the holder’s continued service with Parent or its affiliates (including the Company or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the underlying equity award for which such Cash Replacement Amount was exchanged would have vested and been payable pursuant to its terms. If a holder of such Cash Replacement Amount incurs a Qualifying Termination (as defined in the Merger Agreement), the unpaid portion of the Cash Replacement Amount will vest and become payable.

Merger Sub’s obligation to accept and pay for shares of Company Common Stock that are validly tendered in the Offer, and not validly withdrawn, is subject to customary conditions, including (i) that a majority of the aggregate voting power of the Company Common Stock be validly tendered and not validly withdrawn as of the expiration of the Offer; (ii) the absence of any injunction or other order that prohibits, enjoins, restrains or makes illegal the Offer or the closing of the Merger; (iii) the expiration or termination of any waiting period applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance with the covenants and agreements contained in the Merger Agreement as of the closing of the Merger. In addition, the obligation of the Buyer Parties to consummate the Offer is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The consummation of the Offer and closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, and, subject to certain customary exceptions, for the Company’s Board of Directors (the “Board”) to recommend that the Company’s stockholders tender their shares in the Offer. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub.

Pursuant to the Merger Agreement, Parent has delivered (i) a limited guarantee (the “Guarantee”) from Hildred Perennial Partners I, LP, Hildred Capital Co-Invest-REBA, LP, Hildred Equity Partners III, LP, Hildred Equity Partners III-A, LP, Hildred Equity Partners II, LP, Hildred Equity Associates II, LP, Hildred Equity Partners II-FR, LP and Hildred Equity Partners II-A, LP (collectively, the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of the Buyer Parties in connection with the Merger Agreement; (ii) a commitment letter between Parent and the Guarantors, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”); and (iii) the Debt Commitment Letter (as defined in the Merger Agreement).

Pursuant to the Merger Agreement, the Company is subject to customary “no shop” restrictions prohibiting the Company and its representatives from soliciting acquisition proposals from third parties or providing information to or participating or engaging in any discussions or negotiations with third parties regarding acquisition proposals, subject to certain exceptions set forth in the Merger Agreement as described below.

Prior to the Effective Time, the Company may respond to unsolicited proposals if the Board determines in good faith that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) and the failure to consider such proposal would be inconsistent with its fiduciary duties pursuant to applicable law. A Superior Proposal means any bona fide written offer for at least 50% of the Company that is reasonably likely to be consummated and, if consummated, would be more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by the Merger Agreement (a “Superior Proposal”), taking into account any factors the Board deems relevant and after considering revisions to the Merger Agreement committed to in writing by Parent in response to such acquisition proposal. The Board must recommend the Merger to the Company’s stockholders but may change its recommendation for a Superior Proposal if an Intervening Event (as defined below) has occurred. An Intervening Event means a positive material event or development or material change in circumstances occurring after the date of the Merger Agreement and which becomes known to the Company Board after the date thereof that was not actually known or reasonably foreseeable to the Board before signing (an “Intervening Event”).

The Merger Agreement contains certain termination rights for both the Company and Parent, including (i) termination by either party for (A) the issuance of a final and non-appealable order by a court of competent jurisdiction that prohibits, enjoins, restrains or makes illegal the Offer or the Merger; (B) the termination or expiration of the Offer without Merger Sub being required to accept Shares for payment and the failure of the Merger to close by the Outside Date (as defined in the Merger Agreement); and (C) the mutual written agreement, at any time prior to the Acceptance Time (as defined in the Merger Agreement), of Parent, Merger Sub and the Company; and termination by the Company (i) if Merger Sub fails to commence the Offer on or prior to the expiration date, unless due primarily to the Company’s material breach of the agreement; (ii) to enter into a definitive agreement for a Superior Proposal (as described above); (iii) if Parent leaves a material breach uncured, which breach would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger; and (iv) if the Buyer Parties fail to accept Shares for purchase and consummate the closing when all conditions are satisfied and the Company is ready, willing and able to consummate the Offer and close the Merger. Parent may terminate if there is a Recommendation Change (as defined in the Merger Agreement and subject to conditions described therein) or if Company breaches certain non-solicitation obligations. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $28,760,000. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $43,140,000 upon termination of the Merger Agreement under specified circumstances.

The Company Board has unanimously (i) determined that the Merger Agreement, providing for the Offer and the Merger in accordance with Section 251(h) of the DGCL upon the terms and subject to the conditions set forth herein, and the transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and the Company’s stockholders; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Offer and the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders tender their Shares to Merger Sub pursuant to the Offer, upon the terms and subject to the conditions set forth therein; and (iv) resolved that the Merger shall be effected under Section 251(h) of the DGCL.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which, along with all exhibits thereto, is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, certain of the Company’s stockholders have entered into a support agreement with the Buyer Parties (a “Support Agreement”), pursuant to which, among other things, such stockholders have agreed to tender their Shares in the Offer.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing descriptions of the Merger Agreement and the Support Agreement are only summaries and have been included to provide investors and stockholders of the Company with information regarding their terms. They are not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub, or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the solicitation/recommendation statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Item 8.01	Other Events.

On August 12, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, by and among Crown Laboratories, Inc., Reba Merger Sub, Inc. and Revance Therapeutics, Inc. dated as of August 11, 2024.*

10.1	Support Agreement, dated as of August 11, 2024, by and among Crown Laboratories, Inc., Reba Merger Sub, Inc. and the parties named on Schedule A thereto (included as Exhibit C in the Merger Agreement and incorporated herein by reference).

99.1	Joint Press Release

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Schedules and similar attachments have been omitted pursuant to Items 601(a)(5), 601(b)(2)(ii) or 601(b)(10)(iv) of Regulation S-K, as applicable. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

Cautionary Statement on Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document are “forward-looking statements.” The use of words such as “anticipates,” “hopes,” “may,” “should,” “intends,” “projects,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, among others, statements relating to the Company’s and Parent’s future financial performance, business prospects and strategy, expectations with respect to the Offer and the Merger, including the timing thereof and our and the Buyer Parties’ ability to successfully complete such transactions and realize the anticipated benefits. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, the risks and uncertainties inherent in the Offer and the Merger, including, among other things, regarding how many of the Company stockholders will tender their shares in the Offer, the possibility that competing offers will be made, the ability to obtain requisite regulatory approvals, the ability to satisfy the conditions to the closing of the Offer and the Merger, the expected timing of the Offer and the Merger, the possibility that the Merger will not be completed, difficulties or unanticipated expenses in connection with integrating the parties’ operations, products and employees and the possibility that anticipated synergies and other anticipated benefits of the transaction will not be realized in the amounts expected, within the expected timeframe or at all, the effect of the announcement of the Offer and the Merger on the Company’s and Parent’s business relationships (including, without limitations, partners and customers), the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of the Company and Parent, and other circumstances beyond the Company’s and Parent’s control. You should not place undue reliance on these forward looking statements. Certain of these and other risks and uncertainties are discussed in Company’s and Parent’s filings with the SEC, including the Schedule TO (including the offer to purchase, letter of transmittal and related documents) the Parent and Merger Sub will file with the SEC, and the Solicitation/Recommendation Statement on Schedule 14D-9 the Company will file with the SEC, and our most recent Form 10-K and Form 10-Q filings with the SEC. Except as required by law, neither we nor the Buyer Parties undertake any duty to update forward-looking statements to reflect events after the date of this document.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of Revance Therapeutics, Inc. The solicitation and the offer to buy shares of Revance’s common stock will be made only pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that the Buyer Parties intend to file with the SEC. In addition, Revance will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, such documents will be mailed to the stockholders of Revance free of charge and investors will also be able to obtain a free copy of these materials (including the tender offer statement, Offer and the related letter of transmittal), as well as the Solicitation/Recommendation Statement and other documents filed by the Buyer Parties and Revance with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Revance under the “News” section of Revance’s website at www.revance.com. The information contained in, or that can be accessed through, Revance’s or Parent’s website is not a part of, or incorporated by reference herein.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), INCLUDING THE TENDER OFFER MATERIALS (INCLUDING THE OFFER, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT OF REVANCE AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revance Therapeutics, Inc.

By:	/s/ Tobin C. Schilke
Name:	Tobin C. Schilke
Title:	Chief Financial Officer

Date: August 12, 2024